UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2023

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 28, 2023, NeuBase Therapeutics, Inc. (the “Company”) entered into that certain Securities Purchase Agreement with an institutional investor (the “Warrant Holder”), pursuant to which, among other things, the Company issued to the Warrant Holder in a private placement on June 30, 2023: (i) a Series A Common Stock Purchase Warrant (the “PIPE Series A Warrant”) to purchase 1,366,829 shares of common stock of the Company (the “Common Stock”), and (ii) a Series B Common Stock Purchase Warrant to purchase 1,366,829 shares of Common Stock (the “PIPE Series B Warrant”). As also previously disclosed, on June 28, 2023, the Company entered into that certain Securities Purchase Agreement, by and between the Company and the Warrant Holder, pursuant to which, among other things, the Company issued to the Warrant Holder in a private placement conducted concurrently with a registered direct offering on June 30, 2023: (i) a Series A Common Stock Purchase Warrant to purchase 578,697 shares of Common Stock (the “RD Series A Warrant” and, together with the PIPE Series A Warrant, the “Series A Warrants”), and (ii) a Series B Common Stock Purchase Warrant to purchase 578,697 shares of Common Stock (the “RD Series B Warrant” and, together with the PIPE Series B Warrant, the “Series B Warrants” and the Series B Warrants, together with the Series A Warrants, the “Warrants”).

On October 17, 2023, the Company entered into an exchange agreement with the Warrant Holder (the “Exchange Agreement”) relating to the repurchase of the Series B Warrants in exchange for a cash payment of $1,250,000.00 and the treatment of the Series A Warrants in the event the Company executes a definitive agreement (the “Definitive Agreement”) pursuant to which (i) the Company, directly or indirectly, in one or more related transactions agrees to effect any merger or consolidation of the Company with or into another person (excluding a merger effected solely to change the Company’s name or domiciliation), (ii) the Company (or any subsidiary), directly or indirectly, agrees to effect any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another person) will be effected pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock or more than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (excluding a stock split), or (v) the Company, directly or indirectly, in one or more related transactions agrees to consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock or more than 50% of the voting power of the common equity of the Company.

Pursuant to the Exchange Agreement, the Company agreed that, effective as of the date the Company executes a Definitive Agreement (the “Execution Date”), in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company will exchange all of the Series A Warrants then-held by the Warrant Holder for a new Series A-1 Common Stock Purchase Warrant (the “New Warrant”) to purchase such number of shares of Common Stock as is equal to the product of 110% multiplied by the aggregate number of shares of Common Stock that are then-exercisable pursuant to the Series A Warrants then-held by the Warrant Holder (if any). In addition, by no later than October 19, 2023, the Company will pay the Warrant Holder a cash payment equal to $1,250,000.00 in consideration for the repurchase in full of all of the Series B Warrants.

The New Warrant will have the same $2.32 per share exercise price of the Series A Warrants (subject to adjustment for recapitalizations, stock splits and similar transactions), will be exercisable commencing on the date of the closing of the transaction contemplated by the Definitive Agreement, and will expire on January 2, 2029, the same date as the expiration date of the Series A Warrants.

If a Fundamental Transaction (as defined in the New Warrant) occurs, then the successor entity will succeed to, and be substituted for, the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under such warrants with the same effect as if such successor entity had been named in such warrants itself. If holders of shares of Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of such warrants following such a Fundamental Transaction. Additionally, as more fully described in the New Warrant, in the event of certain Fundamental Transactions, the holder of the New Warrant will be entitled to receive consideration in an amount equal to the Black Scholes value of the New Warrant, on the date of consummation of such Fundamental Transaction. For purposes of the New Warrant, “Fundamental Transaction” shall exclude any of the transactions contemplated by the Definitive Agreement.

The New Warrant and the shares of Common Stock issuable upon the exercise of the New Warrant (if any) will be offered and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 3(a)(9) of the Securities Act.

The New Warrant will not be listed for trading on any national securities exchange or other nationally recognized trading system.

Pursuant to the terms of the Exchange Agreement, the Company has agreed to register for resale the shares of Common Stock issuable upon the exercise of the New Warrant by the later of 120 calendar days following the Execution Date and May 1, 2024. The Company shall use its commercially reasonable efforts to cause the registration statement covering the aforementioned securities to be declared effective as promptly as possible after the filing thereof, but in any event no later than 90 days following the date of the filing of the registration statement and five trading days after the date the Company receives written notification from the Securities and Exchange Commission that the registration statement will not be reviewed.

The foregoing descriptions of the Exchange Agreement and the New Warrant are not complete and are qualified in their entirety by references to the full text of the Exchange Agreement and the form of New Warrant, respectively, which are filed as exhibits to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Series A-1 Common Stock Purchase Warrant.
10.1	Exchange Agreement, dated October 17, 2023, by and between NeuBase Therapeutics, Inc. and the Warrant Holder thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: October 18, 2023	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Financial Officer (Principal Financial and Accounting Officer)